UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2024

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6655 Peachtree Dunwoody Road

Atlanta, Georgia 30328

(Address of principal executive offices including zip code)

(770) 418-7000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EACH EXCHANGE ON WHICH REGISTERED
Common stock, $1 par value per share	NWL	Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Agreement.

On October 29, 2024, Newell Brands Inc. (the “Company”) and J.P. Morgan Securities LLC, as representative of the underwriters named therein, entered into an Underwriting Agreement (the “Underwriting Agreement”) with respect to the offering and sale of $750,000,000 of aggregate principal amount of 6.375% notes due 2030 (the “2030 Notes”) and $500,000,000 of aggregate principal amount of 6.625% notes due 2032 (the “2032 Notes” and, together with the 2030 Notes, the “Notes”) under the Company’s Registration Statement on Form S-3 (Registration No. 333-279561). The offering and sale closed on November 13, 2024. The purchase price paid by the underwriters was 99.15% of the aggregate principal amount of both the 2030 Notes and 2032 Notes. The Company intends to use the net proceeds of the offering of the Notes to redeem in full its outstanding 4.875% senior notes due 2025 and to redeem in part its outstanding 4.200% senior notes due 2026.

The Notes were issued pursuant to an Indenture, dated as of November 19, 2014, between the Company (formerly known as “Newell Rubbermaid Inc.”) and U.S. Bank Trust Company, National Association (formerly known as “U.S. Bank National Association”), as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture relating to the 2030 Notes, dated November 13, 2024 (the “First Supplemental Indenture”), by and between the Company and the Trustee, and the Second Supplemental Indenture relating to the 2032 Notes, dated November 13, 2024 (the “ Second Supplemental Indenture” and, collectively with the First Supplemental Indenture, the “Supplemental Indentures”), by and between the Company and the Trustee.

The Supplemental Indentures provide, among other things, that the Notes are the senior unsecured obligations of the Company and include covenants that limit the ability of the Company and its subsidiaries to incur or guarantee additional debt, create or permit certain liens, redeem or repurchase certain debt, consummate certain asset sales, make certain loans and investments, consolidate, merge, or sell all or substantially all of the Company and its subsidiaries assets, enter into certain transactions with affiliates and pay distributions on, or redeem or repurchase the Company’s capital stock, subject in each case to certain qualifications and exceptions, including the termination of certain of these covenants upon the Notes receiving investment grade credit ratings.

If a specified event deemed to be a change of control of the Company and a ratings downgrade occur, the Company will be required to offer to repurchase all outstanding Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Supplemental Indentures contain customary events of default that include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest; failure to pay certain other indebtedness; certain events of bankruptcy, insolvency or reorganization; and failure to pay certain final judgments.

Copies of the First Supplemental Indenture, the Second Supplemental Indenture, the form of the 2030 Notes and the form of the 2032 Notes are filed as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	First Supplemental Indenture, dated November 13, 2024, by and between the Company and U.S. Bank Trust Company, National Association, as trustee

4.2	Second Supplemental Indenture, dated November 13, 2024, by and between the Company and U.S. Bank Trust Company, National Association, as trustee

4.3	Form of 6.375% note due 2030 (included in Exhibit 4.1 hereof)

4.4	Form of 6.625% note due 2032 (included in Exhibit 4.2 hereof)

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit 5.1 hereof)

104	Cover Page Interactive Data File (formatted as inline XBLR and embedded within the document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: November 13, 2024	By:	/s/ Bradford R. Turner
Bradford R. Turner
Chief Legal and Administrative Officer and Corporate Secretary